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                                                                Exhibit 10.25(c)

                           FOUNDING MEMBER AGREEMENT

THIS AGREEMENT is made this 18th day of August, 2000, (the "Effective Date") by and between The Chase Manhattan Bank, a bank chartered under the laws of the State of New York, ("Founding Member") and Metavante Corporation ("Metavante").

                                   RECITALS:

WHEREAS, Metavante has executed a Master Bill Payment Services Agreement (the "Master Agreement") with Spectrum EBP, L.L.C. ("Spectrum"), pursuant to which Metavante has agreed to make the Bill Payment Services available to Founding Member through Spectrum; and

WHEREAS, Founding Member desires to make the Bill Payment Services available to customers of Founding Member and its Affiliates, subject to the terms of the Master Agreement and this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties, intending legally to be bound, mutually agree as follows:

1. DEFINITIONS. As used in this Agreement, the defined terms shall have the respective meanings as set forth in the Master Agreement.

2. IMPLEMENTATION/DEVELOPMENT FEES. Founding Member shall be directly responsible to pay Metavante such fees and charges as are mutually agreed upon by Metavante and Founding Member for implementation and development services provided by Metavante for Founding Member in connection with the Bill Payment Services. Such amounts shall be due and payable by Founding Member within thirty (30) days of Metavante's invoice. Founding Member shall pay interest at the rate of one percent (1%) per month on any amounts not paid in full on or before their due date and shall also pay any collection costs (including reasonable attorneys' fees) incurred by Metavante in collecting any amounts payable hereunder.

3.  BILL PAYMENT SERVICES

    Founding Member agrees that it shall execute a Bill Payment Agreement with Spectrum including at least those terms set forth in Schedule 3 of the Master Agreement. Metavante shall provide the Bill Payment Services for the Founding Member through Spectrum as described in, and subject to the terms of the Master Agreement, provided that, with respect to Bill Payment Services provided by Metavante for Founding Member, Metavante agrees (a) that the terms "Service Levels" and "Service Level Credits" shall be deemed to include the service levels and credits described in Attachment 1 hereto; and (b) that Metavante shall be responsible to Spectrum for late charges actually paid by Founding Member's Users as described in Attachment 2 hereto.

4.  CONTINUATION OF OBLIGATIONS

    In the event the Master Agreement shall be terminated prior to the expiration of any Term other than due to Metavante's default and failure to cure within the time limits provided under the Master Agreement, Metavante and Founding Member agree that (a) Metavante shall continue to provide the Bill Payment Services for Founding Member to the same extent as Spectrum was providing the Bill Payment Services for the remainder of such Term according to the terms and subject to the fees and charges set forth in the Master Agreement, and (b) Founding Member shall be directly responsible to Metavante for payment of fees and performance of all obligations under the Master Agreement relating to the Bill Payment Services provided by Metavante to Founding Member. In particular, and without limitation, Founding Member shall be responsible to pay to Metavante the fees and charges as set forth in Schedule 4 to the Master Agreement, including one third (1/3) of any Minimum Annual Transaction Charge due and payable for any year as set forth in Schedule 4 to the Master Agreement, throughout the remainder of such Term.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


Metavante Corporation ("Metavante")          The Chase Manhattan Bank
                                             -----------------------------------
                                             ("Founding Member")


By:    /s/  Michael E. Touhey                By:    /s/  illegible signature
       ----------------------------                 ----------------------------
Name:  Michael E. Touhey                     Name:
                                                    ----------------------------
Title: President, Electronic                 Title:
       Commerce Group                               ----------------------------



By:    /s/  Nancy J. Langer
       ----------------------------
Name:  Nancy J. Langer

Title: President, Electronic Bill
       Presentment and Payment



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                                  ATTACHMENTS

Attachment 1  Service Levels/Service Level Credits
Attachment 2  Schedule of Responsibilities for Paying Late Charges/Penalties

The above attachments to this document have been omitted. The attachments will be furnished supplementally to the Securities and Exchange Commission upon request.

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                                   ADDENDUMS

Addendum 1  Addendum to Founding Member Agreement between Metavante Corporation and The Chase Manhattan Bank.

The above addendum to this document has been omitted. The addendum will be furnished supplementally to the Securities and Exchange Commission upon request.